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                                                                    Exhibit 23.2

                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated June 28, 1996 on the April 30, 1996 combined financial statements of AMF
Bowling Group appearing on page 65 of AMF Bowling, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts."



/s/ PricewaterhouseCoopers LLP

Virginia Beach, Virginia
June 21, 1999